EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of our reports dated February 9, 2022, relating to the financial statements of Healthpeak Properties, Inc. and the effectiveness of Healthpeak Properties, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K, for the year ended December 31, 2021.
We consent to the incorporation by reference in the following Registration Statements:
•Form S-3ASR, File No. 333-256055, related to the unlimited shelf registration of common stock, preferred stock, depository shares, debt securities and warrants;
•Form S-8, File No. 333-195735, related to the HCP, Inc. 2014 Performance Incentive Plan;
•Form S-8, File No. 333-161720, related to the registration of additional securities related to the HCP, Inc. 2006 Performance Incentive Plan, as amended and restated;
•Form S-8, File No. 333-135679, related to the HCP, Inc. 2006 Performance Incentive Plan, as amended and restated;
•Form S-3, File No. 333-99067, related to the registration of shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah II, LLC;
•Form S-3, File No. 333-99063, related to the registration of shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah, LLC;
•Form S-3, File No. 333-95487, related to the registration of shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah, LLC;
•Form S-3, File No. 333-122456, related to the registration of shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah II, LLC;
•Form S-3, File No. 333-119469, related to the registration of shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Tennessee, LLC; and
•Form S-3, File No. 333-124922, related to the registration of shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah, LLC.

/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
February 9, 2022